EXHIBIT 19

INSIDER TRADING POLICY OF FIRST KEYSTONE CORPORATION

Adopted: January 11, 1994 and

Revised on October 1, 1996 and January 13, 2015

By the Board of Directors

I.STATEMENT OF POLICY

The maintenance of extremely high standards of honesty, integrity and fair dealing are essential to assure the public's trust in the performance and maintenance of an impartial trading price of First Keystone Corporation’s (the “Corporation”) securities in the marketplace. "Insider Trading", the trading of securities based on Material Non-Public information, is not only unfair, but it erodes investor confidence and participation in the marketplace for the Corporation's securities. The preservation of that trust and of the Corporation's reputation requires close observance of these standards by the directors, officers, employees of the Corporation and its subsidiaries including First Keystone Community Bank (the “Bank”) (collectively, the “Subsidiaries) and persons holding 10% or more of the Corporation's equity securities ("10% Holders").

The Corporation and its Subsidiaries require that their directors, officers, employees, 10% Holders, and other representatives avoid possible misconduct and any situation in which Material Non-Public information could be misappropriated by anyone to gain an unfair advantage in any trading of the Corporation's securities. In all situations, including those where the law is unclear or in conflict, directors, officers, and employees are expected to refrain from any discussion about Material Non-Public information.

An intentional violation of the provisions of this Insider Trading Policy (the "Policy") may result in termination of employment as an officer or employee of the Corporation and any of its Subsidiaries, and, if applicable, in a request to resign from the Board of Directors of the Corporation or its Subsidiaries. The Board of Directors of the Corporation will address intentional violations of this Policy by a “Quasi-insider” or “Temporary Insider”.

This Policy also advises insiders of the reporting requirements and liabilities under Section 16 (a) and Section 16 (b) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), respectively, as well as those of the Sarbanes-Oxley Act of 2002.

Compliance with the Policy is the responsibility of every representative of the Corporation and its Subsidiaries.

II.DEFINITIONS

The following terms have the meanings as set forth below and are to be used in the implementation of the Policy:

“Beneficial Ownership”

A beneficial owner is defined in the Section 16 of the rules adopted pursuant to the 1934 Act (the “Section 16 Rules”) to mean “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect pecuniary interest in the relevant class of equity securities”. The following rights or powers are generally accepted indicia of beneficial ownership:

(1) to vote or control the voting of the Corporation’s securities,

(2) to transfer or control the transfer of the Corporation’s securities,

(3) to receive income from the Corporation’s securities or control the disposition of the income,

(4) to receive or control the disposition of the proceeds in a liquidation.

In addition, securities held by a spouse, minor children and persons who share the same or common household are considered to be “beneficially-owned” by a person required to report such ownership to the Securities and Exchange Commission (“SEC”).

"Equity Securities"

An equity security is defined broadly to include any stock, derivative security or similar security; or any security convertible, with or without consideration, into such a security; or carrying any warrant or right to subscribe to or purchase such security; or any such warrant or right.

“Insider”

(1) the Corporation’s and its Subsidiaries’ Directors, Executive Officers, Officers, (including the assistant officers to be designated) and Advisory, Emeritus and Honorary Directors to the extent they have policy-making functions or have access to inside information.

(2) other employees of the Corporation and its Subsidiaries that are designated by the Board of Directors of the Corporation as an Insider who, by virtue of their position, perform policy-making functions and/or have access to Material Non-Public information, or

(3) 10% Holders.

"Inside Information"

Information which emanates from within the Corporation or its Subsidiaries, and is intended for a corporate purpose, such as data concerning banking operations, finances or expansion and acquisition plans. Knowledge of potential takeover is an obvious form of Inside Information. This term includes all Material Non-Public information which affects the Corporation or its Subsidiaries or the market for the Corporation's securities.

“Insider Trading Compliance Officer” or “ITC Officer”

An officer or employee of this Corporation or any of its Subsidiaries who is appointed by the Corporation’s Board of Directors and who is primarily responsible to carry out the intent and purpose of the Policy and to administer its provisions. The ITC Officer shall have access and report directly to the Board of Directors of the Corporation.

“Material"

A fact is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision. In other words, there must be a substantial likelihood that the disclosure of the omitted fact would have been viewed by the reasonable investor as having significantly altered the "total mix" of information available. While it is not possible to identify all information that would be deemed “material,” the following types of information ordinarily would be considered material:

●	Earnings that are inconsistent with prior performance or the consensus expectations of the investment community;
●	Potential significant problems in the Bank’s loan portfolio, including nonaccrual or foreclosure situations;
●	A pending or proposed merger, acquisition or tender offer; or
●	A change in dividend policy, the declaration of a stock split, or an offering of additional securities.

"Non-Public"

Information that has not been distributed in a manner designed to make it available to the general investor or general public.

"Quasi-insider"

A person, such as an attorney, accountant, consultant, investment banker and any other person temporarily employed by the Corporation or its Subsidiaries who gains access to Material Non-Public information.

"Section 16 Insider"

As defined in section III of the Policy.

"Temporary Insider"

A person who gains access to Material Non-Public information even if he or she has no relationship with the Corporation or its Subsidiaries.

"10% Holders"

An analysis of beneficial ownership pursuant to Section 13 (d) of the 1934 Act is used to determine beneficial ownership of more than ten percent of a class of equity securities for Section 16 purposes, with some modifications. The Section 13 (d) definition of beneficial ownership is used only to determine when the status of the 10% Holder has been triggered. Once such status has been attained, the reporting and short-swing provisions of Section 16 apply only to securities in which the insider has a pecuniary interest. Under the Section 16 Rules, only those securities in which insiders have or share direct or indirect pecuniary interest are subject to the Section 16 (a) reporting obligations and the Section 16 (b) short-swing profit recovery. A pecuniary interest is defined as "the opportunity, directly or indirectly, to profit or share in any profit derived from any transaction in the securities".

III. INSIDERS SUBJECT TO REPORTING REQUIREMENTS

The Policy mandates that the following insiders are subject to Section 16 reporting requirements with the SEC (“Section 16 Insiders”):

(1)	All members of the Board of Directors of the Corporation.
(2)	All Executive Officers of the Corporation as designated by the Board of Directors of the Corporation.
(3)	Directors and certain officers of any Subsidiary as defined by the Board of Directors of the Corporation.

IV. REPORTING REQUIREMENTS

A.

The ITC Officer shall make available to Section 16 Insiders and those persons known by the Board of Directors of the Corporation or its Subsidiaries who are 10% Holders SEC Form 3 (Initial Statement of Beneficial Ownership of Securities) for their completion and execution, if not already completed, executed and filed with the SEC. The ITC Officer shall assist in the preparation, completion, review, execution and amendment of the Form 3.

B.

No Section 16 Insider shall effect any trade in the Corporation's securities, unless he or she has first informed the ITC Officer two days before a transaction is effected and a transaction review has been completed by use of the checklist form as set forth on Appendix A (Checklist for Short-Swing Profit Rule). The ITC Officer shall assist in filing SEC Form 4 (Statement of Changes in Beneficial Ownership of Securities) within two (2) business days of the trade date as required by the Sarbanes-Oxley Act of 2002. In order to enable the ITC Officer to assist in the preparation and filing Form 4 on a timely basis, it is imperative that Section 16 Insiders execute a power of attorney authorizing the designated officers to sign and file on behalf of the insider reports required under Section 16. The ITC Officer shall report, as soon as practicable to the Board of Directors of the Corporation, any potential violation of the Short-Swing Profit Rule and any failure to file Form 4 with the SEC within two (2) business days of the trade date.

C.

The ITC Officer shall inform any person that is a 10% Holder about his or her obligation to complete and file SEC Form 3, if he or she has not already done so, and SEC Form 4 within two (2) business days of the trade date in connection with all transactions to which he or she is a party and about the Short-Swing Profit Rule.

D.	Within twenty (20) days after the end of each calendar year, each Section 16 Insider shall review his/her prior year's securities transactions with the ITC Officer to determine if an SEC Form 5 must be completed, executed and file with the SEC within forty-five (45) days after the end of the calendar year.

E.The ITC Officer shall consult with the Transfer Agent, Registrar or employee of the Corporation or its Subsidiary who registers the trades in the Corporation's securities, in order to identify any person, individually or acting in concert with others as a group, who holds beneficially 5% or more of the Corporation's securities. It is the responsibility of the ITC Officer to inform such person that he or she must prepare and file, in a timely manner with the SEC, Schedules 13D or 13G, as the case may be. The ITC Officer is also to consult with the appropriate employees of the Corporation or its Subsidiaries to ascertain whether the employee holds beneficially 5% or more of the Corporation's securities in a trust or other fiduciary relationship. The ITC Officer is to assist the appropriate Corporation or Subsidiary employee in the preparation and timely filing with the SEC of the appropriate schedule under Section 13 of the 1934 Act and all amendments thereto. The ITC Officer is also authorized to assist any Director or Executive officer of the Corporation or its Subsidiaries in the preparation and timely filing of a Schedule 13D and all amendments thereto.

V.PROHIBITIVE ACTIVITIES

A.

No Insider (as defined in the Policy) shall effect any transaction in the securities of the Corporation, unless he or she has informed the ITC Officer two days in advance of such transaction. An Insider shall execute a certification on the form as set forth on Appendix B (Certification of Non-disclosure of Material Non-public Information) prior to effecting any transaction in the securities of the Corporation.

B.	No Insider shall effect any transaction in the securities of the Corporation while he or she is in possession of Material Non-Public information.
C.

No Insider shall divulge, disclose or "tip" any Material Non-Public information to any person for any reason whatsoever without the express consent and direction of the Board of Directors of the Corporation.

D.

Intentional violations of this Policy and of the rules promulgated hereunder (as described below) may result in termination of employment as an officer or employee of the Corporation or any of its Subsidiaries, and, if applicable, in a request to resign from the Board of Directors of this Corporation or its Subsidiaries. Intentional violations of the provisions of this Policy by a "Quasi-insider" or a "Temporary Insider" will be addressed by the Board of Directors of the Corporation.

E.

Violations of Section 16 (a) and Section 16 (b) will result in the Insider being held liable for all short-swing profits; in addition, the SEC has the ability to enforce Section 16 Rules by seeking fines in judicial action or entering administrative cease and desist orders. Pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, the SEC is authorized to petition a district court to impose fines upon violators of Section 16 (a). Fines can range from $5,000 in ordinary cases to $50,000 in cases of deliberate or reckless disregard and potentially higher for exceptional cases.

VI.COMPLIANCE PROGRAM

A.There is hereby established a special trading program for Insiders:

1.A purchase, sale, gift, transfer, or assignment of the securities of the

Corporation ("Securities Trade") can occur or be effected by an Insider only 24 hours after the release of periodic financial information to the general public. This periodic financial information includes as a minimum, quarterly press releases containing quarterly comparative earnings and asset statistics as well as such other financial information considered by management of the Corporation to be pertinent and material. The dissemination of such information to market-makers in the Corporation's outstanding stock and the local media, and filing of such information on a Current Report on Form 8-K with the SEC shall constitute the release of periodic financial information to the general public. It is the policy of the Corporation to release such periodic financial information within thirty (30) days following each calendar quarter end.

2.

An Insider shall not effect a Securities Trade from the last business day of each calendar quarter until such time as such periodic financial information is released to the public as specified in paragraph 1 above. After the release of such periodic financial information and until the next to last business day of the next calendar quarter is the period of time permitted to effect a Securities Trade. This is referred to as the "Trading Window Period". The Trading Window Period does not reduce the obligations of the Insider under the federal securities law.

3.

Securities transactions are prohibited beginning on the last business day of a calendar quarter and continuing until the periodic financial information has been released to the general public as specified in paragraph 1 above. This is referred to as the "No Trading Window Period".

4.	Certain corporate actions that may have a significant impact on the Corporation's stock price will also warrant a "No Trading Window Period".

The following items would be included:

a)Stock repurchase programs.

b)Stock splits or stock dividends.

c)	Significant special cash dividends in an amount equal to or greater than the combined total of the last four regular quarterly dividends.
d)	Catastrophic fraud or loan losses resulting in a major depletion of capital or severely diminished earnings of the Corporation or its Subsidiaries.
e)	The Corporation or a Subsidiary being acquired by another company.

f)The Corporation acquiring another financial institution.

The "No Trading Window Period" will be in effect for the above events from the date of adoption by the Board of Directors of the Corporation until such time as they are communicated to the general public as specified in paragraph 1 above.

Other corporate actions, while considered significant in nature, have only a very limited or negligible impact on the Corporation's stock price. Therefore, a "No Trading Window Period" is not required upon their adoption. These actions would include:

a)	Adoption of an Employee Stock Option Plan or an Employee Stock Incentive Plan

b)Adoption of a Dividend Reinvestment Plan

c)The purchase or sale of a branch and/or deposits and loans

d)	Increases in the regular quarterly dividend
e)	Changes in the composition of the Board of Directors or Senior Management of the Corporation or its Subsidiaries

5.	If an Insider is in possession of Material Non-Public information during any Trading Window Period, he or she is prohibited from effecting a Securities Trade.
6.

At least two days prior to the commencement of a Securities Trade, an Insider shall advise the ITC Officer, shall prepare and file with the assistance of the ITC Officer, the appropriate SEC forms, and shall complete the Certification of Non-Disclosure of Material Non-Public Information (Appendix B).

B.	The ITC Officer shall be responsible to develop educational materials and periodic presentations that relate to this Policy.
C.	The ITC Officer shall develop rules, for approval by the Board of Directors of the Corporation, to implement this Policy. Such rules shall cover, but not be limited to:

(a)	a security program to limit access to Material Non-Public information by persons not authorized to view such information,

(b)a program to monitor the trading activity in the Corporation's securities,

(c)a system of filing and record keeping for the copies of the Insider's Forms 3, 4 and 5 that have been and will be submitted to the Corporation as a part of this compliance program (such filings shall be retained for a minimum of three years),

(d)	a procedure to identify delinquent Insider filings for purposes of disclosure in the proxy statement and the Form 10-Ks,
(e)	limitations on the transmission of Material Non-Public information by insiders,

(f)discipline for violations of this program, and

(g)	a training program for persons who become Insiders (as defined under this Policy).

D.

Each person who is or becomes an Insider shall receive a copy of this Policy and shall execute the form of Acknowledgment and Agreement of Compliance on the form as set forth on Appendix C. An executed copy of this Appendix C shall be kept in the employment or personnel file of each Insider.

E.

If by definition, a Quasi-insider or Temporary Insider has been determined, they shall receive and execute the Covenant of Non-Disclosure By A Quasi-insider or Temporary Insider on the form as set forth on Appendix D.

VII.	OBLIGATION TO REPORT VIOLATIONS

The improper or unauthorized disclosure of Material, Non-Public information and/or breaches of this Policy can inflict great damage upon the Corporation and its employees. Therefore, it is the obligation of every employee and director of the Corporation and its Subsidiaries who become aware of improper use or disclosure of Material, Non-Public information or material breaches of this policy to promptly communicate the relevant facts to the ITC Officer, or to counsel.

CHECKLIST FOR SHORT-SWING PROFIT RULE

Note: ANY combination of PURCHASE AND SALE or SALE AND PURCHASE of the Corporation’s securities within six months of each other results in a violation of Section 16(b) of the Securities Exchange Act of 1934 and the “profit” must be recovered by the Corporation. It makes no difference how long the shares being sold have been held. The highest priced sale will be matched with the lowest priced purchase.

SALES

If a sale of the Corporation’s securities is to be made by you (a Section 16 Insider or 10% Holder or any member of your immediate family):

1.	Have there been any purchases by you or options to purchase stock granted to you (or family members) within the past six months?

____ Yes ____ No

If yes above and the purchase was made by a family member, then is such family member’s stock beneficially owned by you?

____ Yes ____No

2.	Are any purchases (or option exercises) anticipated within the next six months?

____Yes ____No

3.	Has the ITC Officer responsible for preparing Form 4 been advised?

____Yes ____No

PURCHASES

If a purchase or grant of an option of the Corporation’s securities is to be made:

1. Have there been any sales by you (or family members) within the past six months?

____Yes ____No

If yes above and the sale was by a family member, then is such family member’s stock beneficially owned by you?

____Yes ____No

2.	Are any sales anticipated or required within the next six months (such as tax related or year-end transactions)?

____Yes ____No

3.	Has the ITC Officer responsible for preparing the Form 4 been advised?

____Yes ____No

4.	What is the proposed manner of purchase?

____Broker ____Private

NOTE: Before proceeding with a purchase or sale of the Corporation’s securities, consider whether you are aware of Material Non-Public information which could affect the price of stock. The above information is provided to the best of the undersigned’s knowledge, information and belief.

Date ______________

Signature of Insider ___________________________

Print Name of Insider__________________________

CIK Number of Insider_________________________

Signature of Insider Trading Officer __________________________

CERTIFICATION OF NON-DISCLOSURE OF MATERIAL

NON-PUBLIC INFORMATION

To the best of my knowledge, information and belief, I hereby certify that I do not possess Material Non-Public information for purposes of the Insider Training Policy of First Keystone Corporation prior to the commencement of a Securities Trade (as defined in such policy) which shall be effected on________________________.

Date_______________

Signature of Insider_________________________

Print Name of Insider_______________________

ITC Officer Signature_______________________

POLICY ACKNOWLEDGEMENT

I, the undersigned, hereby acknowledge my awareness of the Insider Trading Policy of First Keystone Corporation and Subsidiaries and affiliates (“Policy”), its contents and amendments thereto. Further, upon review of the Policy, I hereby certify that I understand its provisions and what they require of me as an Insider as defined in the Policy. I understand that an intentional violation of this Policy may result in the termination of my employment from the Corporation or a Subsidiary or a request to resign from the Board of Directors of the Corporation or a Subsidiary.

Date_______________

Signature of Director, Officer, or Employee _____________________________

AGREEMENT OF COMPLIANCE

I, the undersigned, hereby certify that I understand what is required of me by the provisions of the Insider Trading Policy of First Keystone Corporation, as a Director, Officer, or employee of the Corporation or its Subsidiary. Further, I hereby certify that by the setting of my hand to this instrument, I agree to comply in good faith with the provisions and spirit of the aforementioned Policy

.

Date _______________

Signature of Director, Officer, or Employee _________________________

COVENANT OF NON-DISCLOSURE BY A

QUASI-INSIDER OR TEMPORARY INSIDER

I/we acknowledge the establishment of an Insider Trading Policy (the “Policy”) by First Keystone Corporation (the “Corporation”). I/we acknowledge further that I/we may be considered a Quasi-insider or Temporary Insider for purposes of the Policy because of the likelihood that I/we may gain access to Material Non-Public information concerning the Corporation as a result of my/our engagement with the Corporation or any of its Subsidiaries. I/we covenant that I/we will not divulge, disclose or “tip” any Material Non-Public information concerning the Corporation or its Subsidiaries to any person for any reason whatsoever, excepting persons with whom I/we am/are employed and who may have access to such information in the normal course of their duties. I/we further covenant that I/we will in good faith make every attempt to limit access to such information at my/our place of employment.

Date _____________

Signature of Covenantor_______________________

Print Name of Person_________________________

Print Person’s Employer or Trade Name___________________________

ITC Officer Signature_________________________